                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Briggs & Stratton Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                          BRIGGS & STRATTON CORPORATION

                            [BRIGGS & STRATTON LOGO]


                             12301 WEST WIRTH STREET
                           WAUWATOSA, WISCONSIN 53222



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE is hereby given that the Annual Meeting of Shareholders of BRIGGS & STRATTON CORPORATION, a Wisconsin corporation (hereinafter called the Corporation), will be held at the Marriott Chateau Elan Conference Center, Braselton, Georgia 30517, on Wednesday, October 20, 1999, at 9:00 a.m. Eastern Daylight Time, for the following purposes:

     (a) To elect three directors to serve for three-year terms expiring in 2002;
     (b) To consider and vote upon a proposal to amend and restate the Briggs & Stratton Corporation Stock Incentive Plan (a copy of the restated Plan, as so amended, is attached as Exhibit A to the accompanying Proxy Statement); and
     (c) To take action with respect to any other matters that may be brought before the meeting and that might be considered by the shareholders of a Wisconsin corporation at their annual meeting.

     By order of the Board of Directors

     Wauwatosa, Wisconsin
     September 7, 1999



                                                 ROBERT H. ELDRIDGE, Secretary








     YOUR VOTE IS IMPORTANT TO INSURE THAT A MAJORITY OF THE STOCK IS REPRESENTED. PLEASE SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

     The Marriott Chateau Elan Conference Center is located in Braselton, Georgia, 30 minutes north of Atlanta and 55 minutes from Atlanta Hartsfield International Airport, off I-85 North, Exit 48.

                                 PROXY STATEMENT


     This statement is furnished in connection with the solicitation by the Board of Directors of Briggs & Stratton Corporation of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders of the Corporation to be held on October 20, 1999 and any adjournments thereof. Only shareholders of record at the close of business on August 26, 1999 will be entitled to notice of and to vote at the meeting. The shares represented by each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, such shares will be voted in accordance with that specification. Shareholders may revoke proxies at any time to the extent they have not been exercised. The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by use of the mails; however, some solicitation may be made by regular employees of the Corporation, without additional compensation therefor, by telephone, by facsimile, or in person. In addition, the Corporation has retained Georgeson & Company, Inc. to assist in its proxy solicitation efforts, at a fee to the Corporation anticipated not to exceed $9,500 plus reasonable out-of-pocket expenses. On the record date, the Corporation had outstanding 23,123,389 shares of $.01 par value common stock entitled to one vote per share.


     A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter. If a quorum exists, the affirmative vote of a majority of the votes represented at the meeting will be required for the election of directors. A vote withheld from the election of directors shall count toward the quorum requirement and shall have the effect of a vote against the director nominee or nominees.


     Assuming a quorum exists, the affirmative vote of the majority of the votes represented at the meeting is required for approval of the proposed amendment and restatement of the Briggs & Stratton Corporation Stock Incentive Plan, provided that the total of the votes cast represents over 50% of the shares entitled to vote. An abstention will count toward the quorum requirement and, though not a vote cast, will have the effect of a vote against the proposed amendment. A broker non-vote shall count toward the quorum requirement but shall have no effect on the voting for the proposed amendment. The Inspectors of Election appointed by the Board of Directors shall count the votes and ballots.


     The Corporation's principal executive offices are located at 12301 West Wirth Street, Wauwatosa, Wisconsin 53222. It is expected that this Proxy Statement and the form of proxy will be mailed to shareholders on or about September 7, 1999.

(a)  ELECTION OF DIRECTORS

     The Board of Directors of Briggs & Stratton is divided into three classes, with the term of office of each class ending in successive years. Three directors are to be elected to serve for a term of three years each expiring in 2002 and six directors will continue to serve for the terms designated in the following schedule. All directors are elected subject to the Bylaw restriction that no director shall serve beyond the Annual Meeting of Shareholders following attainment of age 70. Mr. Robert H. Eldridge, who has served as a director since 1988, will not stand for reelection, pursuant to the Board retirement policy for employee directors. Management appreciates Mr. Eldridge's 33 years of service to Briggs & Stratton Corporation. Jay H. Baker, recently retired President of Kohl's Department Stores, has been nominated by the Board to fill the vacancy created by the retirement of Mr. Eldridge. It is intended that proxies received in response to this solicitation will be voted for the election of the nominees named below or, in the event of a contingency not presently foreseen, for the election of other persons who may be nominated as substitutes.

     Each nonemployee director of the Corporation receives an annual retainer fee of $20,000, a fee of $1,500 for each Board meeting attended and $1,000 for each Committee meeting attended in conjunction with a Board meeting, a fee of $1,500 for each Committee meeting not held in conjunction with a Board meeting, and a fee of $250 for participating in any written consent resolution. Nonemployee directors may elect to defer receipt of all or a portion of their directors' fees until any date but no later than the year in which the director attains the age of 71 years. Participants may elect to have deferred amounts either: (a) credited with interest quarterly at 80% of the prevailing prime rate or (b) converted into common share units, based on the deferral date closing price of the Corporation's common stock, and credited with an amount equivalent to any dividend paid on the Corporation's common stock, which shall be converted into additional common share units. All distributions shall be paid in cash. Nonemployee directors are also provided with $150,000 of coverage under the Corporation's Business Travel Accident Plan while on corporate business.


     Nonemployee directors participate in a Director's Leveraged Stock Option Plan. In general, the Plan is structured such that each nonemployee director may receive a grant of nonqualified stock options ("LSOs"), the number of such LSOs to be determined by reference to the Company Performance Factor achieved under the Economic Value Added Incentive Compensation Plan ("EVA(R) Plan"). When Company performance reaches target under the EVA Plan, each nonemployee director will be awarded 2,000 options. Company performance exceeding target will result in additional shares granted on a sliding scale. Performance less than target may result in no option grants. The LSOs are premium priced with the exercise price equal to the exercise price for LSOs granted under the LSO Program for Senior Executives of the Corporation. These LSOs become exercisable after they have been held for three years, and for options granted prior to fiscal 2000, expire at the end of five years, and for grants thereafter expire at the end of seven years. The Director's LSO Plan is structured so that a fair return must be provided to the Corporation's shareholders before the options become valuable. In August 1999, each nonemployee director received a grant of 3,000 LSOs, based on the Company Performance Factor for fiscal 1999.

EVA(R) is a registered trademark of Stern Stewart & Co.



                                                                                   Year First
                                                                                    Became a
Name, Age, Principal Occupation for Past Five Years and Directorships               Director
---------------------------------------------------------------------              ----------
Nominees for Election at the Annual Meeting (Class of 2002):
------------------------------------------------------------
[PHOTO]        MICHAEL E. BATTEN, 59 (1)(2)(4)                                        1984

                 Chairman and Chief Executive officer of Twin Disc,
                 Incorporated, manufacturer of power transmission equipment.
                 Chairman since 1989 and Chief Executive Officer since 1983.
                 Director of Firstar Corporation, Simpson Industries, Inc., Twin
                 Disc, Incorporated and Universal Foods Corporation.

[PHOTO]        JAY H. BAKER, 65                                                     Nominee

                 Retired. President of Kohl's Department Stores, an operator of family oriented, specialty department stores (1986-1999).
                 Director of Kohl's Corporation.

[PHOTO]        PETER A. GEORGESCU, 60 (1)(3)                                          1986

                 Chairman and Chief Executive Officer of Young & Rubicam Inc., an international communications firm. Chairman since 1995 and Chief Executive Officer since 1994. Director of Young & Rubicam
                 Inc. and International Flavors & Fragrances Inc.




                                                                                   Year First
                                                                                    Became a
Name, Age, Principal Occupation for Past Five Years and Directorships               Director
---------------------------------------------------------------------              ----------
Incumbent Directors (Class of 2001):
------------------------------------
[PHOTO]        EUNICE M. FILTER, 58(1)(3)                                             1997

                 Vice President, Treasurer and Secretary of Xerox Corporation, a
                 manufacturer of office equipment. Vice President and Secretary since 1984 and Treasurer since 1990. President and Chief Executive
                 Officer of Xerox Credit Corporation. Director of Baker Hughes,
                 Inc., Xerox Credit Corporation and Xerox Canada, Inc.

[PHOTO]        CLARENCE B. ROGERS, JR., 69(1)(2)(3)                                   1991

                 Retired. Chairman of Equifax Inc., a provider of information based administrative services (1992-1999) and Chief Executive Officer
                 (1989-1995). Director of Morgan Stanley Dean Witter & Co.; Equifax
                 Inc.; Oxford Industries, Inc.; Sears, Roebuck & Co. and ChoicePoint,
                 Inc.

[PHOTO]        FREDERICK P. STRATTON, JR., 60(3)(4)                                   1976

                 Chairman and Chief Executive Officer of the Corporation since
                 1986. Director of Bank One Corporation; Midwest Express Holdings,
                 Inc.; Weyco Group Inc.; Wisconsin Electric Power Company and
                 Wisconsin Energy Corporation.


Incumbent Directors (Class of 2000):
------------------------------------

[PHOTO]        ROBERT J. O'TOOLE, 58(1)(2)                                            1997

                 Chairman of the Board, President and Chief Executive Officer, A.O.
                 Smith Corporation, a diversified manufacturer whose major products include electric motors and water heaters. Chairman since 1992,
                 Chief Executive Officer since 1989 and President since 1986.
                 Director of Firstar Corporation, Firstar Bank Milwaukee, N.A.,
                 Factory Mutual Insurance Co. and A.O. Smith Corporation.

[PHOTO]        JOHN S. SHIELY, 47(4)                                                  1994

                 President and Chief Operating Officer of the Corporation since
                 1994. Executive Vice President - Administration (1991-1994).
                 Director of Consolidated Papers, Inc., M&I Marshall & Ilsley Bank,
                 Marshall & Ilsley Corporation and Quad/Graphics, Inc.

[PHOTO]        CHARLES I. STORY, 45(1)(3)                                             1994

                 President and Chief Executive Officer, INROADS, Inc., a national non-profit training and development organization which prepares talented minorities for careers in business and engineering, since
                 1993. Directors of INROADS, Inc. and ChoicePoint, Inc. Advisory
                 Director of First American National Bank.



                                   Footnotes (1), (2),(3) and (4) are on Page 4.

(1) Member of Audit Committee, of which Mr. Batten is Chairman. The Audit Committee, composed of all outside directors, makes recommendations to the Board of Directors regarding the engagement of independent public accountants to audit the books and accounts of the Corporation and reviews with such accountants the audited financial statements and their report thereon. The Audit Committee also reviews and approves all non-audit services performed by the independent public accountants, reviews such accountants' recommendations on accounting policies and internal controls, reviews internal accounting and auditing procedures, and monitors internal programs to insure compliance with law and to avoid conflicts of interest. The Audit Committee held three meetings during fiscal 1999.

(2) Member of Nominating, Compensation and Governance Committee, a committee composed of all outside directors, of which Mr. Rogers is Chairman. The Nominating, Compensation and Governance Committee: (a) proposes to the Board of Directors a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death or retirement of directors or change in Board composition requirements; (b) reviews candidates recommended by shareholders for election to the Board of Directors; (c) develops plans regarding the size and composition of both the Board of Directors and Committees; (d) considers executive compensation, benefits and succession planning issues and makes appropriate recommendations to the Board of Directors; (e) administers The Briggs & Stratton Corporation Stock Incentive Plan and the Economic Value Added Incentive Compensation Plan; and (f) prepares on an annual basis a report on executive compensation. The Nominating, Compensation and Governance Committee held five meetings during fiscal 1999.

     The Committee will consider candidates for the Board of Directors recommended by a shareholder who submits such recommendation in writing to the Secretary of the Corporation at its principal office in Wauwatosa, Wisconsin, stating the shareholder's name and address, the name and address of the candidate, and the qualifications of and other detailed background information regarding the candidate. All letters suggesting candidates must be received by the Secretary of the Corporation on or before May 1 of the year of the Annual Meeting of Shareholders in which the candidate's nomination would be acted upon.

     Any direct nominations by shareholders for the Board of Directors must be made in accordance with the information and timely notice requirements of the Corporation's Bylaws, a copy of which may be obtained from the Secretary of the Corporation. Among other things, such nominations must be in writing and, for consideration at the 2000 Annual Meeting, received by the Secretary no later than July 22, 2000.

(3) Member of Planning Committee, of which Mr. Stratton is Chairman. This Committee reviews with management the product and marketing plans for the Corporation. There were three meetings held during fiscal 1999.

(4) Member of Executive Committee. The Executive Committee is authorized to exercise the authority of the Board of Directors in the management of the business and the affairs of the Corporation between meetings of the Board, except as provided in the Bylaws. The Executive Committee held no meetings during fiscal 1999.

     The Board of Directors held four meetings in fiscal 1999. All of the Directors attended 90% or more of the meetings of the Board and Committees upon which they serve.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table presents the names of persons known to the Corporation to be the beneficial owners of more than 5% of the outstanding shares of its common stock.


--------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF                                      AMOUNT AND NATURE OF                     PERCENT OF CLASS
BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP
--------------------------------------------------------------------------------------------------------------------
Barclays Global Investors. N.A.                             1,669,672 (a)                               7.2%
45 Fremont Street
San Francisco, California 94105

Pioneering Management Corp.                                 1,638,700 (b)                               7.1%
60 State Street
Boston, Massachusetts 02109
--------------------------------------------------------------------------------------------------------------------

     (a) Barclays Global Investors. N.A. reports that as of June 30, 1999 it had sole voting power for 1,566,101 shares, shared voting power for 103,505 shares and shared dispositive power for all 1,669,672 shares.

     (b) Pioneering Management Corp. reports that as of August 9, 1999 it had sole voting power and sole dispositive power with respect to all 1,638,700 shares.

     The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of shares of common stock of the Corporation by each director, nominee and named executive officer, and by all directors, nominees and executive officers as a group, as of the record date.


                                                                               NATURE OF BENEFICIAL OWNERSHIP
                                                                         ------------------------------------------
                                          TOTAL NO.                        SOLE            SHARED          SOLE
                                          OF SHARES         PERCENT      VOTING AND      VOTING AND       VOTING
                                        BENEFICIALLY          OF         INVESTMENT      INVESTMENT       POWER
DIRECTORS AND EXECUTIVE OFFICERS           OWNED            CLASS          POWER           POWER           ONLY
--------------------------------         -----------      -----------    ---------       ---------   --------------
Jay H. Baker                                 0                  *               0                0              0
Michael E. Batten                          900                  *             900                0              0
Robert H. Eldridge                     207,254 (a) (b)          *          28,146          174,200          4,908
Eunice M. Filter                         1,000                  *           1,000                0              0
Richard J. Fotsch                       39,017 (a)              *          24,980           10,900          3,137
Peter A. Georgescu                       2,300   m              *               0            2,300              0
Michael D. Hamilton                     31,656 (a)              *          27,959                0          3,697
Robert J. O'Toole                        1,000                  *           1,000                0              0
Clarence B. Rogers, Jr.                  2,000                  *           2,000                0              0
John S. Shiely                         378,255 (a) (c)         1.6         85,628          290,000          2,627
Charles I. Story                         1,000                  *             600              400              0
Frederick P. Stratton, Jr.             776,953 (a) (b) (c)     3.4        171,330          599,152          6,471

All directors, nominees and
executive officers as a group
(21 persons including the
above named)                         1,120,215 (a)             4.8        468,386          612,796         39,033

*Less than 1%.

(a) Includes shares issuable pursuant to stock options exercisable within 60 days for Messrs. Eldridge, Fotsch, Hamilton, Shiely, Stratton, and all directors, nominees and executive officers as a group of: 12,301; 24,980; 6,350; 60,628; 131,330 and 333,035; respectively.
(b) Includes 174,200 shares in the Briggs & Stratton Retirement Plan as to which Mr. Stratton and Mr. Eldridge share beneficial ownership through joint voting and investment power.
(c) Includes 290,000 shares in the Briggs & Stratton Corporation Foundation as to which Mr. Stratton and Mr. Shiely share beneficial ownership through joint voting and investment power.

     The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

     In addition to the common shares reported above, Mr. Rogers has acquired 2,797 phantom stock units through his deferral of director fees under the Deferred Compensation Plan for Directors and Mr. Stratton has acquired 6,977 phantom stock units through compensation deferrals under the 1995 and 1999 Deferred Compensation Agreements.

                                PERFORMANCE GRAPH

The chart below shows a comparison of the cumulative return over the last five fiscal years had $100 been invested at the close of business on June 30, 1994 in each of Briggs & Stratton common stock, the Standard & Poor's (S&P) 500 Index and the S&P Machinery Index.

                              [PERFORMANCE GRAPH]


                                                  6/94    6/95   6/96  6/97  6/98  6/99
- Briggs & Stratton Corporation.................   100     114    139   173   133   210
- S&P 500.......................................   100     130    159   214   279   342
- S&P Machinery (diversified)...................   100     134    145   210   210   215
- Total return calculation is based on compounded monthly returns with reinvested dividends.


                NOMINATING, COMPENSATION AND GOVERNANCE COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Corporation's Nominating, Compensation and Governance Committee (the "Committee"), which is comprised of three outside directors of the Corporation, is responsible for considering and approving compensation arrangements for senior management of the Corporation, including the Corporation's executive officers and the chief executive officer. The objectives of the Committee in establishing compensation arrangements for senior management continue to be as follows: (i) to attract and retain key executives who are important to the continued success of the Corporation and its operating divisions; and (ii) to provide strong financial incentives, at reasonable cost to the shareholders, for senior management to enhance the value of the shareholders' investment.

     The primary components of the Corporation's executive compensation program are (i) base salary, (ii) incentive compensation bonuses and (iii) incentive stock options.

     The Committee believes that:

     - The Corporation's incentive plans provide very strong incentives for management to increase shareholder value;
     - The Corporation's pay levels are appropriately targeted to attract and retain key executives; and
     - The Corporation's total compensation program is a cost-effective strategy to increase shareholder value.


BASE SALARIES
     The Committee reviews officers' base salaries annually. Salaries are based on level of responsibility and individual performance. It is the Committee's objective that base salary levels, in the aggregate, be at or modestly above competitive salary levels. The Committee defines a competitive salary level as the average for similar responsibilities in similar companies. In setting fiscal 1999 base salaries, the Committee reviewed compensation survey data provided by its outside consultant, Hewitt Associates, for a Comparator Group of companies (which is not the same group of companies included in the S&P Machinery Index), in the general sales dollar size range and broad industry sector of the Corporation. The Committee was satisfied that the salary levels set would achieve the Committee's objective. As a result of this process, Mr. Stratton received an increase in base salary of 2.0% in fiscal 1999.


INCENTIVE BONUSES
     The Corporation maintains an Economic Value Added ("EVA") Incentive Compensation Plan (the "Plan", or "EVA Plan"), the purpose of which is to provide incentive compensation to certain key employees, including all executive officers, in a form which relates the financial reward to an increase in the value of the Corporation to its shareholders. In general, EVA is the excess of net operating profit after taxes, less a capital charge. The capital charge is intended to represent the return expected by the providers of the firm's capital, and is the weighted average cost of (i) equity capital based on a 30-year Treasury Bond yield plus the product of the average equity risk premium and the business risk index for the Corporation, and (ii) debt capital equal to actual after-tax debt cost. EVA improvement is the financial performance measure most closely correlated with increases in shareholder value.

     Under the EVA Plan, the Accrued Bonus for a participant for any fiscal year is equal to the aggregate of 50% of the Company Performance calculation (Base Salary X Target Incentive Award X Company Performance Factor) plus 50% of the Individual Performance calculation (Base Salary X Target Incentive Award X Individual Performance Factor). The intent of the Plan is to reward executives based on their ability to continuously improve the amount of EVA earned on behalf of shareholders. For all of the executives named in the Summary Compensation Table, except Mr. Fotsch, the Committee determined that the Individual Performance Factor would be the same as the Company Performance Factor. Mr. Fotsch's Accrued Bonus is calculated as described above with his Individual Performance Factor based on EVA Performance of the Engine Group. Individual target incentive awards under the Plan ranged from 20% to 90% of base compensation for fiscal 1999. For the same year, Mr. Stratton's individual target incentive award was 90%. His fiscal 1999 bonus reflects a payout of 140% of his target incentive award.

     The Company Performance Factor is determined by reference to the amount of improvement or deterioration in EVA. If the annual EVA is in excess of the Target EVA, the Company Performance calculation will produce an amount in excess of the Target Incentive Award; if the annual EVA is less than the Target EVA, the Company Performance calculation will produce an amount less than the Target Incentive Award. There is no cap and no floor on the accrued bonus. The Target EVA is the average of the Target EVA and Actual EVA for the prior Plan year plus an Expected Improvement. For Plan years through 1999, Expected Improvement was $4 million, except that it was not added to the current Plan Year Target EVA to the extent it made such Target EVA exceed $25 million. For fiscal 1999 the Target EVA was $21 million.

     The Individual Performance Factor is determined by the executive to whom the participant reports, subject to approval by the Committee, and is the average (or weighted average) of one or more quantifiable or non-quantifiable factors (called "Supporting Performance Factors"). Supporting Performance Factors represent an achievement percentage continuum that ranges from 50% to 150% of the individual target award opportunity, and will be enumerated from .5 to 1.5 based on such continuum. However, if approved by the Committee, Supporting Performance Factors which are the same as the Company Performance Factor or are based on divisional EVA are uncapped.

     The EVA bonus plan provides the powerful incentive of an uncapped bonus opportunity, but also uses a "Bonus Bank" feature to ensure that extraordinary EVA improvements are sustained before extraordinary bonus awards are paid out. The Bonus Bank feature applies to those participants determined by the Committee to be Senior Executives under the Plan. All of the executive officers, including those named in the Summary Compensation Table, were designated Senior Executives for fiscal 1999. Each year, any accrued bonus in excess of 125% of the target bonus award is added to the outstanding Bonus Bank balance. The bonus paid is equal to the accrued bonus for the year, up to a maximum of 125% of the target bonus, plus 33% of the new Bonus Bank balance. A Bonus Bank account is considered "at risk" in the sense that in any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding Bonus Bank balance. Thus, extraordinary EVA improvements must be sustained for several years to ensure full payout of the accrued bonus. In the event the outstanding Bonus Bank balance at the beginning of the year is negative, the bonus paid is limited to the accrued bonus up to a maximum of 75% of the target bonus. The executive is not expected to repay negative balances. On termination of employment due to death, disability or retirement, the Available Balance in the Bonus Bank will be paid to the terminating executive or his designated beneficiary or estate. Executives who voluntarily leave to accept employment elsewhere or who are terminated for cause will forfeit any positive Available Balance.


STOCK INCENTIVE PLAN
     In 1990, the shareholders approved the Corporation's Stock Incentive Plan ("Incentive Plan"). The Incentive Plan authorizes the Committee to grant to officers and other key employees stock incentive awards in the form of one or any combination of the following: stock options, stock appreciation rights, deferred stock, restricted stock and stock purchase rights. In early 1993, the Committee worked with a consultant engaged at that time to adopt a method of granting options which more closely aligns financial reward to optionees to the long-term performance of the Corporation.

     The Committee determined that for a five year period, beginning in fiscal 1994, the sole form of options to be granted under the Incentive Plan would be leveraged stock options (LSOs), and therefore an amendment to the Incentive Plan increasing the number of shares available for LSO grants was submitted to shareholders and approved at the October 1993 Annual Meeting. Effective beginning in fiscal 1994, an amount equal to the annual Total Bonus Payout under the EVA Plan for officers and key employees covered by the Incentive Plan was awarded in the form of LSOs, which were either Incentive Stock Options or Non-Qualified Stock Options under the Stock Option part of the Incentive Plan. All LSOs granted to date have a term of 5 years and become exercisable at the end of 3 years.

     On August 4, 1999, after publication of financial results for fiscal 1999, the Committee granted LSOs to all Senior Executives, including all executive officers, based on the amount of their Total Bonus Payout under the EVA Plan for fiscal 1999. The calculation of the number of options granted to each executive, and the method of determining their exercise price, is described below. These Leveraged Stock Options provide a form of option grant that simulates a stock purchase with 10:1 leverage. Because the leveraged options granted in 1999 have a premium exercise price and a term of five years, the current Black-Scholes value of these options is only 21.7% of the grant date stock price. The number of leveraged options granted to Mr. Stratton was determined in the manner described and was based on his incentive bonus for fiscal 1999.

     The number of LSOs granted to a Senior Executive is determined by dividing the Total Bonus Payout by 10% of the fair market value (FMV) of the Corporation stock on the date of grant. The exercise price of the option is the product of 90% of the FMV on the date of grant times the Estimated Annual Growth Rate compounded over the five year term of the option. The Estimated Annual Growth Rate equals the average daily closing 30-year U.S. Treasury Bond yield for March in the year of grant plus 1%.

     The following example illustrates the calculation of the stock option grant for a Senior Executive who is entitled to $50,000 in Total Bonus Payout under the EVA Plan. The number of options earned is calculated by dividing the Total Bonus Payout by 10% of the FMV of Corporation stock. Assume the FMV of Corporation stock on the date of grant is $60.21875.

Example:      NUMBER OF OPTIONS GRANTED
              10% of the FMV is $6.021875.
              Options Granted is 8,303 ($50,000 divided by 6.021875)

              EXERCISE PRICE = (.9 X FMV) X ESTIMATED ANNUAL GROWTH RATE(5)* 6.58% is the Estimated Annual Growth Rate (5.58 plus 1%) (See description above)
              The exercise price is $74.53 (.9 x $60.21875 x 1.0658(5)*

              * Raising it to the 5th power takes it to a 5-year compound growth rate.

     Thus, the fair market value of the Corporation shares must exceed $74.53 between 3 and 5 years from the date of LSO grant to give the LSO options value to the Senior Executives, based on this example.

     The maximum number of LSOs to be granted each year is 600,000, and the maximum number of LSOs that may be granted cumulatively under the LSO Program is 2,539,986. If the Total Bonus Payout under EVA produces more than 600,000 LSOs in any year, LSOs granted to all Senior Executives for that year will be reduced pro-rata based on proportionate Total Bonus Payouts under the EVA Plan. The amount of such reduction shall be carried forward to subsequent years and invested in LSOs to the extent the annual limitation is not exceeded in such years.

     Internal Revenue Service regulations limit the deductibility by a corporation of compensation paid to the Chief Executive Officer and the other executive officers whose compensation is required to be reported in the Summary Compensation Table to $1 million unless certain conditions are met. After careful consideration of other alternatives for maintaining the deductibility of compensation earned in excess of the $1 million cap by any of the covered executives, the Committee recommended to the Board adoption of a resolution requiring any corporate officer whose compensation might be expected to exceed the cap to enter into a Deferred Compensation Agreement for fiscal 2000. Mr. Stratton has entered into such an Agreement, under which he will defer any amounts earned in excess of the cap to the fiscal year following the year in which he leaves the employment of the Corporation.

     Mr. Stratton entered into a similar agreement for fiscal 1999, pursuant to which he elected that amounts deferred be converted into phantom stock units, based on the deferral date closing price of the Corporation's common stock. Each year an amount equal to the dividends that would have been paid on such units had they been actual shares of common stock is converted to additional phantom stock units. For fiscal 1999, the amount deferred converted into 3,806 phantom stock units. Following termination, Mr. Stratton will be entitled to receive either cash in an amount equal to the then-current market value of the phantom stock units or a number of shares of Corporation common stock equal to the number of units of phantom stock. Therefore, Mr. Stratton's return on investment will be directly aligned with that of all other shareholders in that the amount of his payout will be affected by dividends paid and the increase or decrease in the price of Briggs & Stratton Corporation stock between the deferral and his time of termination of employment.

                             NOMINATING, COMPENSATION AND GOVERNANCE COMMITTEE:
                             Clarence B. Rogers, Jr., Chairman
                             Michael E. Batten
                             Robert J. O'Toole

                             EXECUTIVE COMPENSATION

CASH COMPENSATION
     The table which follows sets forth certain information for each of the last three fiscal years concerning the compensation paid by the Corporation to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE


                                                              LONG-TERM COMPENSATION
                                                              ----------------------
                                                               AWARDS       PAYOUTS
                                                               ------       --------
                                             ANNUUAL          SECURITIES
                                         COMPENSATION(1)     UNDERLYING
         NAME AND             FISCAL  --------------------    OPTIONS/         LTIP            ALL OTHER
     PRINCIPAL POSITION        YEAR   SALARY ($) BONUS ($)   SARS (#)(2)   PAYOUTS ($)(3)  COMPENSATION ($)(4)
     ------------------       ------  ---------- --------- -------------  ---------------  -------------------
F.P. Stratton                  1999     $535,488   $673,992      115,180       $19,607          $7,419
Chairman and                   1998      525,000    288,225       88,890        29,264           7,432
Chief Executive Officer        1997      499,200    247,603       58,480        43,678           7,356

J.S. Shiely                    1999      375,000    314,663       53,290         6,255           5,170
President and                  1998      367,560    134,527       40,280         9,336           5,184
Chief Operating Officer        1997      356,856    132,750       29,450        13,935           5,273

M.D. Hamilton                  1999      263,782    196,735       16,860         6,325           6,297
Executive Vice President -     1998      281,352     85,812       26,670         9,440           7,252
Sales & Service                1997      274,488     85,091       19,910        14,090           6,764

R.H. Eldridge                  1999      249,024    174,130       29,800         5,308           7,754
Executive Vice President       1998      241,824     73,756       22,870         7,923           8,154
and Secretary-Treasurer        1997      235,920     73,135       17,060        11,825           7,588

R.J. Fotsch                    1999      236,324    108,168       18,120           944           5,234
Senior Vice President          1998      219,984     37,727       10,960         1,409           5,411
and General Manager            1997      179,904     45,021        9,460         2,102           5,048


(1) Includes amounts earned in fiscal year, whether or not deferred.

(2) No SARs are outstanding. Option awards reported for fiscal 1999 were granted August 4, 1999 based on executive performance for fiscal 1999.

(3) Figures reflect portion of the bonus bank balances paid with respect to each fiscal year.

(4) All other compensation for fiscal 1999 for Messrs. Stratton, Shiely, Hamilton, Eldridge and Fotsch, respectively, includes: (i) matching contributions to the Corporation's Savings and Investment Plan for each named executive officer of $4,331, $4,297, $3,845, $4,400 and $4,623 and
    (ii) the cost of Survivor Annuity Plan coverage for each named executive officer of $3,088, $873, $2,452, $3,354 and $611.

STOCK OPTIONS

     The Stock Incentive Plan approved by shareholders provides for the granting of stock options with respect to Common Stock. The following tables set forth further information relating to stock options:


                                      OPTION/SAR GRANTS FOR LAST FISCAL YEAR*
                                                                                                  GRANT DATE
                                            INDIVIDUAL GRANTS                                       VALUE
--------------------------------------------------------------------------------------------------------------
                            NUMBER OF        % OF TOTAL
                            SECURITIES      OPTIONS/SARS
                           UNDERLYING        GRANTED TO        EXERCISE OR BASE                   GRANT DATE
                          OPTIONS/SARS      EMPLOYEES IN            PRICE          EXPIRATION      PRESENT
  NAME                     GRANTED (#)       FISCAL YEAR           ($ / SH)          DATE         VALUE ($) **
---------                 ------------      ------------       ----------------    ----------     ------------


F.P. Stratton.........      115,180           24.5%             $  74.53            8/4/04        $1,501,385
J.S. Shiely...........       53,290           11.3                 74.53            8/4/04           694,822
M.D. Hamilton.........       16,860            3.6                 74.53            8/4/04           219,829
R.H. Eldridge.........       29,800            6.3                 74.53            8/4/04           388,548
R.J. Fotsch...........       18,120            3.8                 74.53            8/4/04           236,258


* Option awards reported for fiscal 1999 were granted August 4, 1999 based on executive performance for fiscal 1999. The methodology used in determining the number of grants awarded and other terms and conditions of the grants are found in the Nominating, Compensation and Governance Committee Report on Executive Compensation. Options become exercisable August 4, 2002. No SARs were granted.


** Black-Scholes values are based on the following assumptions:
   Stock price at date of grant: $60.21875
   Option term: 5 years
   Risk-free interest rate: .0599
   Volatility: .301
   Dividend yield: .025
   Risk-free interest rate is the five year U.S. government bond yield on the date of grant.
   Volatility and yield assumptions are based on monthly price and dividend data for the 36 months ending 6/30/99.
   It should not be concluded that the Corporation supports the validity of the Black-Scholes method or that the values shown in the table as generated by the model represent the amounts an executive might earn upon exercise of the options.


                         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                  AND FY-END OPTION/SAR VALUES*
                                                        NUMBER OF SECURITIES                VALUE OF
                                                       UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                                           OPTIONS/SARS                 OPTIONS/SARS
                      SHARES ACQUIRED      VALUE       AT FISCAL YEAR END(#)         AT FISCAL YEAR END($)
NAME                  ON EXERCISE (#)  REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                  ---------------  ------------  -----------   -------------   -----------   -------------
F.P. Stratton.........   180,550        2,326,786      163,200        282,180       2,354,850     1,541,257
J.S. Shiely...........    82,035          844,806       54,118        129,530       1,211,995       680,791
M.D. Hamilton.........   114,347        1,173,676            0         69,790               0       465,830
R.H. Eldridge.........   115,553        1,430,947        6,971         75,060         216,872       398,606
R.J. Fotsch...........    20,873          412,954       22,900         40,620         376,583       187,520


* No SARs are outstanding. Options at fiscal year end include options granted August 4, 1999 based on executive performance for fiscal 1999.


LONG-TERM INCENTIVE COMPENSATION
     As described in more detail in the Nominating, Compensation and Governance Committee Report on Executive Compensation, the EVA Plan requires that accrued bonuses payable to Senior Executives in excess of 125% of their target bonus be banked. This occurred in fiscal 1999. The amount in the bonus bank is at risk in the sense that in any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. This occurred in fiscal 1996. The amounts of banked contingent incentive compensation awarded to the named executive officers for fiscal 1999 are as follows:


                          LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
                                                           ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                                      PRICE-BASED PLANS
                                                      --------------------------------------------------------------
NAME                            AMOUNTS BANKED ($)          MINIMUM ($)                 MAXIMUM ($)
--------------------------------------------------------------------------------------------------------------------
F.P. Stratton.............        $145,305                   0                          $145,305
J.S. Shiely...............          67,837                   0                            67,837
M.D. Hamilton.............          42,414                   0                            42,414
R.H. Eldridge.............          37,540                   0                            37,540
R.J. Fotsch...............           9,699                   0                             9,699

RETIREMENT PLAN
     The Corporation maintains a defined benefit retirement plan (the "Retirement Plan") covering all executive officers and substantially all other Milwaukee employees. Under the Retirement Plan non-bargaining unit employees receive an annual pension payable on a monthly basis at retirement equal to 1.6% of the employee's average of the highest five years' compensation of the last ten calendar years of service prior to retirement multiplied by the number of years of credited service, with an offset of 50% of Social Security (prorated if years of credited service are less than 30). Compensation under the Retirement Plan includes the compensation shown in the Summary Compensation Table under the headings "Salary," "Bonus" and "LTIP Payouts," subject to a maximum compensation set by law ($160,000 for fiscal 1999).

     Executive officers participate in an unfunded program which supplements benefits under the Retirement Plan. Under this program executive officers are provided with additional increments of 0.50 of 1% of compensation per year of credited service over that presently payable under the Retirement Plan to non-bargaining unit employees. In no event can a pension paid under the above described plans to a non-bargaining unit employee exceed 70% of the employee's average monthly compensation.

     Mr. Hamilton's employment agreement, described on page 14, provides for a supplemental pension benefit which, when aggregated with the pension benefit available under the Retirement Plan calculated in the form of a joint and 50% survivor annuity, shall entitle him to a benefit after 26 years of service of $250,000 per year. Mr. Eldridge's employment agreement, described on page 14, provides for a supplemental pension benefit which, when aggregated with the pension benefit available under the Retirement Plan calculated in the form of a joint and 100% survivor annuity, shall entitle him to a benefit after 33 years of service of $200,000 per year.

     A trust has been established for deposit of the aggregate present value of the benefits described above for executive officers upon the occurrence of a change in control of the Corporation, which trust would not be considered funding the benefits for tax purposes.

     The following table shows total estimated annual benefits from funded and unfunded sources generally payable to executive officers upon normal retirement at age 65 at specified compensation and years of service classifications calculated on a single-life basis and adjusted for the projected Social Security offset:


                                                ANNUAL PENSION PAYABLE FOR LIFE
   AVERAGE ANNUAL COMPENSATION            AFTER SPECIFIED YEARS OF CREDITED SERVICE
      IN HIGHEST 5 OF LAST 10            -----------------------------------------
     CALENDAR YEARS OF SERVICE    10 YEARS        20 YEARS          30 YEARS        40 YEARS
   -------------------------      --------        --------          --------        --------
          $  200,000             $ 40,000         $ 80,000         $  120,000      $  140,000*
             400,000               82,000          164,000            246,000         280,000*
             600,000              124,000          248,000            372,000         420,000*
             800,000              166,000          332,000            498,000         560,000*
           1,000,000              208,000          416,000            624,000         700,000*
           1,200,000              250,000          500,000            750,000         840,000*
           1,400,000              292,000          584,000            876,000         980,000*
           1,600,000              334,000          668,000          1,002,000       1,120,000*

* Figures reduced to reflect the maximum limitation of 70% of compensation.

     The previous table does not reflect limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on pensions paid under federal income tax qualified plans. However, an executive officer covered by the Corporation's unfunded program will receive the full pension to which he would be entitled in the absence of such limitations.

     The years of credited service under the Retirement Plan for the individuals named in the Summary Compensation Table are: Mr. Stratton-26; Mr. Shiely-13; Mr. Hamilton-23; Mr. Eldridge-33 and Mr. Fotsch-22.


EMPLOYMENT AGREEMENTS
     All executive officers of the Corporation, except Mr. Eldridge and Mr. Hamilton, and including the other three named executive officers, are parties to a two-year employment agreement, with a one-year automatic extension upon each anniversary date, unless either party gives 30-days' notice that the agreement will not be further extended. Under the agreement, the officer agrees to perform the duties currently being performed in addition to other duties that may be assigned from time to time. The Corporation agrees to pay the officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all other salaried employees of the Corporation in comparable positions. In the event of a termination to which these employment agreements apply, the foregoing payments are continued for the remainder of the term of the contract. Mr. Hamilton's employment agreement provides for retirement benefits described on page 13 and continues in effect through December 31, 2002, unless terminated earlier by the Corporation as the result of death, disability or gross negligence by Mr. Hamilton. In exchange for enhanced retirement benefits, Mr. Hamilton has agreed to forego $2,510 per month effective December 1, 1998 from the base salary level that would otherwise have been set by the Nominating, Compensation and Governance Committee for his position and half of any option grants to which he would otherwise be entitled. Mr. Eldridge's agreement provides for the retirement benefits described on page 13 and continues in effect through October 31, 1999.


CHANGE OF CONTROL EMPLOYMENT AGREEMENTS
     The Board of Directors has authorized the Chairman of the Board to offer to all executive officers and to certain other key employees change in control employment agreements which ensure the employee's continued employment following a "change in control" on a basis equivalent to the employee's employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change in control. The Corporation currently has such agreements with 16 executive officers and key employees of the Corporation, including all of the executive officers named in the Summary Compensation Table. Such agreements become effective only upon a defined change in control of the Corporation, or if the employee's employment is terminated upon or in anticipation of such a change in control, and automatically supersede any existing employment agreement. Under the agreements, if during the employment term (three years from the change in control) the employee is terminated other than for "cause" or if the employee voluntarily terminates his employment for good reason or during a 30-day window period one year after a change in control, the employee is entitled to specified severance benefits, including a lump sum payment of three times the sum of the employee's annual salary and bonus and a "gross-up" payment which will, in general, effectively reimburse the employee for any amounts paid under Federal excise taxes.

(b) PROPOSAL TO AMEND STOCK INCENTIVE PLAN

GENERAL
     The Corporation's Stock Incentive Plan was originally approved by the shareholders in October 1990. The Incentive Plan initially reserved 400,000 shares of the Corporation's Common Stock for distribution pursuant to awards, subject to adjustment to reflect stock splits, mergers, reorganizations and other changes in capital structure. In October 1993 the shareholders approved an amendment of the Stock Incentive Plan to add

1,250,000 shares of the Corporation's Common Stock, $.01 par value, to accommodate the Leveraged Stock Option ("LSO") Program. The number of shares reserved was adjusted for a two-for-one stock split in November 1994 and for the spin-off of the Corporation's automotive lock business in February 1995. The adjusted total authorized shares reserved for issuance under the Stock Incentive Plan is 3,361,935 shares of Common Stock. Currently, only 461,930 shares remain ungranted and only 1,440,921 options are outstanding.

     On August 3, 1999, the Board, following recommendation of the Nominating, Compensation and Governance Committee (the "Committee"), approved amendment and restatement of the Stock Incentive Plan, subject to shareholder approval, to add 2,000,000 shares of the Corporation's Common Stock, $.01 par value, primarily to accommodate the LSO Program for employees and the Director's Leverage Stock Option ("Director LSO") Plan. Of the 2,000,000 additional shares being reserved by current amendment to the Plan and the 461,930 shares that remain ungranted under the Plan prior to amendment, only 200,000 shares in aggregate will be available for issuance as Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights. All Stock Options granted under the Plan will be premium priced Leveraged Stock Options.

     The Incentive Plan also includes certain other changes. In an effort to comply with Section 162(m) of the Code and to assure that bonuses paid to executives are deductible to the maximum extent possible, the Incentive Plan has been amended to provide that cash bonuses may be paid to executive officers. Cash bonus awards shall be paid solely on account of the attainment of one or more preestablished, objective performance goals. These performance goals may be based upon EVA improvement, stock price, market share, sales, earnings per share, return on equity, or cost. The maximum bonus payable to any individual for any year shall not exceed $1,000,000. If the changes to the Incentive Plan are not approved, no cash bonuses will be paid under the Incentive Plan.

     The Incentive Plan has also been amended to provide that the Board may pay all, or such portion as it shall from time to time determine, of the retainer and fees payable to the members of the Board in shares of the Corporation's Common Stock. The number of shares to be issued to directors, in lieu of the cash compensation to which they would otherwise be entitled, shall be determined by the Board. The Board may permit directors to defer the issuance of stock in accordance with such rules as it may determine.


DESCRIPTION OF THE LSO PROGRAM
     LSOs granted under the Incentive Plan may be Incentive Stock Options ("ISO") as defined under and subject to Section 422 of the Internal Revenue Code ("Code") or Non-Qualified Stock Options ("NQSOs").

     The LSOs will be exercisable no earlier than 3 nor more than 7 years from date of grant. Generally, LSOs will expire upon the optionee's termination of employment for cause, 1 year following termination of employment due to death, 3 years following termination due to retirement or disability, or 3 months after termination of employment for any other reason; provided that in no event will the option continue longer than its maximum term of seven years. To the extent options are ISOs, they will retain such status, in general, only if exercised within 3 months following termination of employment.

     The exercise price of LSOs will not be less than 100% of fair market value on date of grant, and will be based on a formula. (See the example set forth under "Stock Incentive Plan" in the Committee Report above.) The closing price of a share of Briggs & Stratton Corporation Common Stock on the New York Stock Exchange on August 26, 1999 was $61.625. The option price is payable in cash or by use of Common Stock already owned by the optionee. In addition, the Committee, in its sole discretion, may elect to cash out all or any portion of LSOs by paying a per share amount equal to the excess of the fair market value at exercise over the Option Exercise Price. Such payment may be in cash or Common Stock. LSOs are not transferrable except by will or the laws of descent or distribution.

     After the close of each fiscal year, the Committee will determine the amount of Total Bonus Payout for each Senior Executive under the EVA Plan, and an equivalent to such dollar amount will be invested in leveraged stock options on behalf of each executive. The number of LSOs will be the dollar amount of the LSO grant divided by 10% of the FMV of the Corporation's stock at date of grant. See the example under "Stock Incentive Plan" above. Although more LSOs will be granted under the LSO Program than straight options under a similar plan, it is expected that, due to the formula increase in exercise price built into the LSO Program, more options will lapse if the value of the stock does not increase by more than the formula increment in the exercise price. To the extent stock options terminate or lapse without being exercised, the shares subject thereto shall again be available for distribution in connection with further awards under the LSO Program.

     Approximately 25 persons, including all officers named in the "Summary Compensation Table" are expected to participate in the LSO Program under the Stock Incentive Plan. The Plan is administered by the Committee, and may be modified or terminated by the Board at any time.


DESCRIPTION OF THE DIRECTOR'S LSO PLAN
     Nonemployee directors, of which there are currently 6, participate in a Director LSO Plan. In general, the Plan is structured such that each nonemployee director may receive a grant of nonqualified stock options ("LSOs"), the number of such LSOs to be determined by reference to the Company Performance Factor achieved under the EVA Plan. The Plan is entirely formula driven and is described more fully in the director compensation description provided previously under Election of Directors. All options are premium priced with the exercise price equal to the exercise price for LSOs granted under the LSO Program for Senior Executives of the Corporation.


RESTRICTED STOCK AND DEFERRED STOCK AWARDS
     The Committee may make small Restricted Stock awards on occasion to certain key employees. In the past two years, the Committee recommended and the Board approved Restricted Stock awards totaling 9,000 shares. The number of shares reserved under the Stock Incentive Plan that will be issued for this purpose in the form of Restricted Stock is expected to be small.

     The Stock Incentive Plan provides that the Committee may elect to cash out all or part of the portion of any Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the "Spread Value") on the effective date of such cash out. The Committee may require that all or part of the shares to be issued with respect to the Spread Value portion of an exercised Stock Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Deferred or Restricted Stock. To date, the Committee has not issued Deferred or Restricted Stock for this purpose, but it may elect to do so on occasion in the future. It is not expected that any significant number of shares reserved under the Stock Incentive Plan will be used for this purpose.


OTHER PLAN PROVISIONS CURRENTLY IN EFFECT
     Upon the occurrence of a "change in control" of the Corporation, as defined in the Incentive Plan, any outstanding stock options which are not then exercisable will become fully exercisable and vested. Upon a change in control, optionees may elect to surrender all or any part of their stock options and receive a per share amount in cash equal to the excess of the "change in control price" over the exercise price of the stock option. The "change in control price" will be the highest price per share paid in any transaction reported on the New York Stock Exchange Composite index, or paid or offered to be paid in any bona fide transaction relating to a potential or actual change in control of the Corporation at any time during the 60-day period immediately preceding the change in control as determined by the Committee. If an optionee's employment is terminated at or following a change in control (other than by death, disability, or retirement), the exercise periods of an optionee's stock options will be extended to the earlier of six months and one day from the date of employment termination or the options' respective expiration dates.

     In the event of any merger, stock split, consolidation, recapitalization, stock dividend, reorganization or other change in corporate structure affecting the Common Stock, the Board of Directors may, in its sole discretion, make such substitutions or adjustments in the aggregate number of shares reserved for issuance under the Incentive Plan, in the number and option price of shares subject to outstanding options (and related stock appreciation rights), in the number and purchase price of shares subject to outstanding stock purchase rights, and in the number of shares subject to other awards granted under the Incentive Plan.

     The complete text of the Incentive Plan is attached as Exhibit A to this Proxy Statement.


FEDERAL INCOME TAX ASPECTS
     The following is a brief summary of the Corporation's understanding of the principal anticipated Federal income tax consequences of awards made under the LSO Program of the Incentive Plan based upon the applicable provisions of the Code in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     1. Incentive Stock Options. An optionee will not realize taxable income at the time an ISO is granted or exercised. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the optionee within two years of the date of grant or within one year after exercise of the option, then (a) any gain upon the subsequent sale of the shares will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term loss, and (b) no deduction will be allowed to the Corporation for Federal income tax purposes. The spread between the ISO price and the fair market value of the shares at the time of exercise is an adjustment item for purposes of the alternative minimum tax.

     If an optionee disposes of shares acquired upon the exercise of an ISO before the expiration of the holding periods described above, then generally (a) the optionee will be taxed as if he had received compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the exercise date (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and
(b) the Corporation will generally be entitled to a corresponding deduction in that year. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Corporation.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the optionee's employment, the option will generally be treated for tax purposes as a non-qualified stock option.

     All stock acquired pursuant to the exercise of an ISO is subject to the holding period rules and disqualifying disposition rules described above, regardless of whether such stock is paid for with cash or previously acquired shares. Furthermore, the exercise of an ISO with previously acquired stock will be deemed to be an exchange to which Section 1036 of the Code applies. The optionee's basis in the number of shares of ISO stock that equals the number of previously acquired shares used to exercise the ISO shall equal the basis of the previously acquired shares used to exercise the ISO, increased by the amount of compensation recognized in the transaction, if any. The optionee's basis in any remaining shares of ISO stock shall be zero.

     If "statutory option stock" (stock acquired through the exercise of a qualified stock option, an ISO, an option granted under an employee stock purchase plan or a restricted stock option) is transferred to acquire shares offered under an ISO, and if the applicable holding periods for such statutory option stock have not been met before such transfer, the transfer will result in ordinary income with respect to the stock disposed of, but will not affect the tax treatment, as described above, for the stock received.

     To the extent that the fair market value of Common Stock (determined as of the date of grant) subject to ISOs exercisable for the first time by an optionee during any calendar year exceeds $100,000, those options will not be considered ISOs.

     2. Non-Qualified Stock Options. An optionee will not realize taxable income at the time an NQSO is granted, but taxable income will be realized, and the Corporation will generally be entitled to a deduction, at the time of exercise of the NQSO. The amount of income (and the Corporation's deduction) will be equal to the difference between the NQSO exercise price and the fair market value of the shares on the date of exercise. The income realized will be taxed at ordinary income tax rates for federal income tax purposes. On subsequent disposition of the shares acquired upon exercise of an NQSO, capital gain or loss as determined under the normal capital asset holding period rules will be realized in the amount of the difference between the proceeds of sale and the fair market value of the shares on the date of exercise. Where the NQSO exercise price is paid in "delivered stock," the exercise is treated as a tax-free exchange of the shares of delivered stock (without recognizing any taxable gain with respect thereto) for a like number of new shares. The optionee's basis in the number of new shares that equals the number of shares used to exercise the NQSO will equal the basis of the shares used to exercise the NQSO, and the optionee's holding period for the new shares will include the optionee's holding period in the shares used to exercise the NQSO. The optionee's basis in any remaining shares will equal the amount of compensation income recognized upon exercise of the NQSO and the optionee's holding period for such shares will begin on the date the optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NQSO described above.

     3. Withholding. Under the Incentive Plan, a participant must pay the Corporation, no later than the date on which an amount first becomes includable in the participant's gross income for federal income tax purposes with respect to an award, any taxes required to be withheld with respect to such amount. Such withholding obligation may be settled with already owned shares, including shares that constitute part of the award giving rise to the withholding obligation, unless otherwise determined by the Corporation. The amount of income recognized is not reduced by the delivery of already owned shares or the retention by the Corporation of shares issuable under an award to satisfy withholding obligations; the transaction is taxed as if the shares were sold for the amount of the withholding tax.


NEW PLAN BENEFITS
     The number of awards to be made pursuant to the Stock Incentive Plan as amended and restated is subject to the discretion of the Committee and therefore cannot be determined with certainty at this time. However, the Corporation anticipates that the Committee will continue its annual grant programs in a manner consistent with past practice. If so, LSOs will continue to be granted to officers and key employees of the Corporation under the Leveraged Stock Option Program and to directors of the Corporation pursuant to the Director's Leveraged Stock Option Plan. The number of LSOs granted to each of the named executive officers and nonemployee directors of the Corporation in fiscal 1999 are described previously under Election of Directors and Executive Compensation - Stock Options. In total, 391,720 LSOs were granted to executive officers and 79,300 LSOs were granted to non-executive officer key employees during fiscal 1999.


SHAREHOLDER COST
     The shareholder cost of stock based incentive plans has traditionally been measured by potential voting power dilution, i.e., shares reserved divided by fully diluted shares outstanding. Shareholders have increasingly focused more on the expected economic cost of stock based incentive plans, i.e., the value of stock and options reserved divided by the market value of shares outstanding. This approach, unlike the traditional approach, recognizes that stock grants are more expensive than conventional stock options and that conventional stock options are more expensive that premium stock options. The Board believes that expected economic cost is the most appropriate measure of shareholder cost.

     The Corporation engaged an outside consultant to calculate the economic cost and the voting power dilution resulting from the recommended 2,000,000 increase in the shares approved under the Incentive Plan. Only 461,930 shares remain ungranted and 1,440,921 options are outstanding of the shares previously reserved for the Incentive Plan. Therefore, the calculations are based on the potential voting power dilution and economic cost related to these shares plus the 2,000,000 new shares, or a total of 3,902,851 shares. The voting power dilution is calculated to be under 15% on a fully diluted basis. Because the LSOs have a premium exercise price and terms of 5 or 7 years, the economic cost as a percent of the market value of the Corporation's shares outstanding is very low and significantly less than for traditional grants. The Board believes that this is a reasonable cost for the shareholders to incur to obtain the benefits of a very powerful incentive for management to increase shareholder value.


CONCLUSION AND RECOMMENDATION
     The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to approve amendment of the Incentive Plan, and accordingly recommends a vote FOR approval of the Briggs & Stratton Corporation Amended and Restated Stock Incentive Plan. A copy of the full text of the Briggs & Stratton Corporation Amended and Restated Stock Incentive Plan is attached as Exhibit A to this Proxy Statement.

                                    AUDITORS

     The Board of Directors of the Corporation has selected the public accounting firm of Arthur Andersen LLP as its independent auditors for the current year. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.


                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                             COMMISSION ON FORM 10-K

     The Corporation is required to file an annual report, called Form 10-K, with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended June 27, 1999 accompanies this Proxy Statement. Requests for additional copies should be directed to Carole Ford, Shareholder Relations, Briggs & Stratton Corporation, P.O. Box 702, Milwaukee, Wisconsin 53201.

                              SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present at the 2000 Annual Meeting of Shareholders must be received at the Corporate Offices Building in Wauwatosa, Wisconsin no later than July 22, 2000, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Corporation), and must be received by May 10, 2000 for inclusion in the proxy material for that meeting.

                                  OTHER MATTERS

     The Directors of the Corporation know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            BRIGGS & STRATTON CORPORATION

                                            Robert H. Eldridge, Secretary

Wauwatosa, Wisconsin
September 7, 1999

                                    EXHIBIT A


                        THE BRIGGS & STRATTON CORPORATION
                              AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN


SECTION 1. PURPOSE; DEFINITIONS.
     The purpose of the Plan is to enable key employees and directors of the Company, its subsidiaries and affiliates to participate in the Company's future by offering them proprietary interests in the Company. The Plan also provides a means through which the Company can attract and retain key employees and directors of merit.

     For purposes of the Plan, the following terms are defined as set forth below:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Cash Bonus Award" means an award pursuant to Section 10.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (d) "Commission" means the Securities and Exchange Commission or any successor agency.

     (e) "Committee" means the Committee referred to in Section 2.

     (f) "Company" means Briggs & Stratton Corporation, a corporation organized under the laws of the State of Wisconsin, or any successor corporation.

     (g) "Deferred Stock" means an award made pursuant to Section 8.

     (h) "Directors' Fees in Stock" means an award of stock made to a director pursuant to Section 11.

     (i) "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

     (j) "Early Retirement" means retirement, with the consent for purposes of the Company or such other officer as may be designated by the Committee, from active employment with the Company, a subsidiary or affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (l) "Fair Market Value" means, except as provided in Sections 5(k) and 6(b)(ii), the mean, as of any given date, between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

     (m) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (o) "Normal Retirement" means retirement from active employment or service with the Company, a subsidiary or affiliate at or after age 65 with respect to employees and in accordance with the Board service policy with respect to Directors.

     (p) "Plan" means The Briggs & Stratton Corporation Amended and Restated Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

     (q) "Restricted Stock" means an award under Section 7.

     (r) "Retirement" means Normal or Early Retirement.

     (s) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
         Section 16(b) of the Exchange Act, as amended from time to time.

     (t) "Stock" means the Common Stock, $0.01 par value, of the Company.

     (u) "Stock Appreciation Right" means a right granted under Section 6.

     (v) "Stock Option" or "Option" means an option granted under Section 5.

     (w) "Stock Purchase Right" means a purchase right granted under Section 9.

     In addition, the terms "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 17(b) and (c), respectively.


SECTION 2. ADMINISTRATION.
     For awards that may be granted to eligible employees, the Plan shall be administered by the Nominating, Compensation and Governance Committee of the Board or such other committee of the Board, which shall be constituted to permit the Plan to comply with Rule 16b-3 and Section 162(m) of the Code, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board. For awards that may be granted to directors, the Plan shall be administered by the entire Board. The term "Committee" shall refer to the Nominating, Compensation and Governance Committee of the Board or such other committee appointed by the Board with respect to the awards granted to eligible employees and the entire Board with respect to awards that may be granted to directors.

     The Committee shall have plenary authority to grant to eligible employees, pursuant to the terms of the Plan, Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Cash Bonus Awards. The Committee shall have plenary authority to grant to directors, pursuant to the terms of the Plan, Non-Qualified Stock Options and Directors' Fees in Stock.

     In particular, the Committee shall have the authority, subject to the terms of the Plan:

     (a) to select the officers and other key employees to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Cash Bonus Awards may from time to time be granted;

     (b) to select the directors to whom Non-Qualified Stock Options and Directors' Fees in Stock may from time to time be granted;

     (c) to determine whether and to what extent awards are to be granted hereunder;

     (d) to determine the number of shares to be covered by each award granted hereunder;

     (e) to determine the terms and conditions of any award granted hereunder (including, but not limited to, the share price, any restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

     (f) to adjust the performance goals and measurements applicable to performance-based awards pursuant to the terms of the Plan;

     (g) to determine under what circumstances a Stock Option may be settled in cash, Deferred Stock or Restricted Stock under Section 5(k);

     (h) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an award shall be deferred; and

     (i) to determine the terms and conditions of Stock Purchase Rights, the Stock purchased by exercising such Rights and any loans to be made by the Company with respect thereto. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

     Any determination made by the Committee pursuant to the provisions of the Plan with respect to any award shall be made in its sole discretion at the time of the grant of the award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.


SECTION 3. STOCK SUBJECT TO PLAN.
     The total number of shares of Stock reserved and available for distribution under the Plan shall be 5,361,935 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Of the 2,000,000 additional shares being reserved by current amendment to the Plan and the 461,930 shares that remain ungranted under the Plan prior to amendment, only 200,000 shares in aggregate will be available for issuance as Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights. All Stock Options granted under the Plan will be premium priced Leveraged Stock Options.

     Subject to Section 6(b)(iv), if any shares of Stock that have been optioned cease to be subject to a Stock Option, if any shares of Stock that are subject to any Restricted or Deferred Stock award or Stock Purchase Right are forfeited or if any Stock Option or other award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options, in the number and purchase price of shares subject to outstanding Stock Purchase Rights and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.


SECTION 4. ELIGIBILITY.
     Officers and other key employees of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred

Stock, Stock Purchase Rights and Cash Bonus Awards. However, no employee shall be eligible to receive awards covering more than 150,000 shares of Stock in any calendar year. Directors of the Company are eligible to be granted Non-Qualified Stock Options and Directors' Fees in Stock.


SECTION 5. STOCK OPTIONS.
     Stock Options may be granted alone or in addition to other awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 425(f) of the Code). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is an agreement for Incentive Stock Options or Non-Qualified Stock Options. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual as a participant in any grant of Stock Options, determines the number of Stock Options to be granted to such individual and specifies the terms and provisions of the option agreement. The Company shall notify a participant of any grant of Stock Options, and a written option agreement or agreements shall be duly executed and delivered by the Company.

     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be equal to the Fair Market Value of the Stock at time of grant or such higher price as shall be determined by the Committee at grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Option is granted, and no Non-Qualified Stock Option shall be exercisable more than 10 years and one day after the date the Option is granted.

     (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

     (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. As determined by the Committee, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the Stock Option is granted.

         If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee.

         No shares of Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions or deferral limitations that may apply if a Stock Option is exercised using Restricted Stock or Deferred Stock, an optionee shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends, with respect to shares subject to the Stock Option when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 15(a).

     (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution.

     (f) Termination by Death. Subject to Section 5(j), if an optionee's employment or service terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment or service terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee's employment or service terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year (or such shorter) period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of

         12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (i) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment or service terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of three months or the balance of such Stock Option's term if the optionee is involuntarily terminated by the Company, a subsidiary or affiliate without cause. Notwithstanding the foregoing, if an optionee's employment or service terminates at or after a Change in Control (as defined in Section 12(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (x) six months and one day, and (y) the balance of such Stock Option's term pursuant to Section 5(b).

     (j) Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of any subsidiary or parent corporation (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000.

         The Committee is authorized to provide at grant that, to the extent permitted under Section 422 of the Code, if a participant's employment with the Company and its subsidiaries is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Sections 5(f), (g) or (h), applied without regard to this Section 5(j), is greater than the portion of such option that is exercisable as an "incentive stock option" during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option (either as an Incentive Stock Option or, if exercised after the expiration periods that apply for the purposes of Section 422, as a Non-Qualified Stock Option).

     (k) Cashing Out of Option: Settlement of Spread Value in Deferred or Restricted Stock. On receipt of written notice to exercise, the Committee may elect to cash out all or part of the portion of any Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the "Spread Value") on the effective date of such cash out.

         Cash outs relating to options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable, and, in the case of cash outs of Non-Qualified Stock Options held by such optionees, the Committee may determine Fair Market Value under the pricing rule set forth in Section 6(b)(ii)(B).

         In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the Spread Value payable in the event of a cash out of an unexercised Stock Option or the Spread Value portion of an exercised Stock Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Deferred or Restricted Stock, determined without regard to the deferral limitations or forfeiture restrictions involved. Notwithstanding any other provision of this Plan, upon a Change in Control (as defined in Section 12(b)) other than a Change in Control specified in clause (i) of Section 12(b) arising as a result of beneficial ownership (as defined therein) by the Participant of Outstanding Company

         Common Stock or Outstanding Company Voting Securities (as such terms are defined below), in the case of Stock Options other than Stock Options held by an officer or director of the Company (within the meaning of Section 16 of the Exchange Act) which were granted less than six months prior to the Change in Control, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, in lieu of the payment of the exercise price of the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the "Change in Control Price" (as defined in Section 12(c)) per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised.


SECTION 6. STOCK APPRECIATION RIGHTS.
     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option.

         A Stock Appreciation Right or applicable portion thereof, granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

         A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in
         Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

         (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of
               Section 5 and this Section 6; provided, however, that a Stock Appreciation Right shall not be exercisable during the first six months of its term by an optionee who is actually or potentially subject to Section 16(b) of the Exchange Act, except that this limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

         (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

               In the case of Stock Appreciation Rights relating to Stock Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act, the Committee:

               (a) may require that such Stock Appreciation Rights be exercised only in accordance with the applicable "window period" provisions of Rule 16b-3; and

               (b) in the case of Stock Appreciation Rights relating to
                   Non-Qualified Stock Options, may provide that the amount to be paid upon exercise of such Stock Appreciation Rights during a Rule 16b-3 "window period" shall be based on the highest mean sales price of the Stock on the New York Stock Exchange on any day during such "window period".

         (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e).

         (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.


SECTION 7. RESTRICTED STOCK.
     (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards, in addition to those contained in Section 7(c).

         The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. Each participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Briggs & Stratton Corporation Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Briggs & Stratton Corporation, 12301 West Wirth Street, Wauwatosa, Wisconsin 53222."

         The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

         (i) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during a period set by the Committee, commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

         (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically deferred and reinvested in additional Restricted Stock and dividends payable in Stock shall be paid in the form of Restricted Stock.

         (iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i) and (iv), upon termination of a participant's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

         (iv) In the event of hardship or other special circumstances of a participant whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

         (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

         (vi) Each award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.


SECTION 8. DEFERRED STOCK.
     (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred and any other terms and conditions of the award, in addition to those contained in Section 8(b). The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. Deferred Stock awards shall be subject to the following terms and conditions:

         (i) Subject to the provisions of the Plan and the Deferred Stock Agreement referred to in Section 8(b)(vii), Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in
               Section 8(b)(vi), where applicable), share certificates shall be delivered to the participant for the shares covered by the Deferred Stock award.

         (ii) Unless otherwise determined by the Committee, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be awarded, automatically deferred and deemed to be reinvested in additional Deferred Stock.

         (iii) Except to the extent otherwise provided in the applicable Deferred Stock Agreement and Sections 8(b)(iv) and (v), upon termination of a participant's employment for any reason during the Deferral Period, the rights to the shares still covered by the Deferred Stock award shall be forfeited.

         (iv) Based on service, performance and such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Deferred Stock award and waive the deferral limitations for all or any part of such award.

         (v) In the event of hardship or other special circumstances of a participant whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining deferral limitations with respect to any or all of such participant's Deferred Stock.

         (vi) A participant may elect to further defer receipt of the Deferred Stock payable under an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to completion of the Deferral Period for the award (or for such installment of an award).

         (vii) Each award shall be confirmed by, and be subject to the terms of, a Deferred Stock Agreement.


SECTION 9. STOCK PURCHASE RIGHTS.
     (a) Awards and Administration. The Committee may grant Stock Purchase Rights which shall enable the recipients to purchase Stock:

         (i)   at its Fair Market Value on the date of grant;

         (ii)  at 50% of such Fair Market Value on such date; or

         (iii) at an amount equal to the par value of such Stock on such date.

         The Committee may impose such terms and conditions as it shall determine on such Stock Purchase Rights or the exercise thereof and may also provide for deferral limitations or forfeiture restrictions with respect to the Stock purchased.

         Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement. The terms of such awards need not be the same with respect to each participant.

     (b) Stock Exercisability. Stock Purchase Rights shall be exercisable for such period after grant as is determined by the Committee, not to exceed 30 days. However, the Committee may provide that Stock Purchase Rights granted to persons who are actually or potentially subject to
         Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date and shall then be exercisable for 10 trading days at the purchase price specified by the Committee in accordance with Section 9(a).

     (c) Loans. If the Committee so determines, the Company shall make or arrange for a loan to an employee with respect to the exercise of Stock Purchase Rights. The Committee shall have full authority to decide whether such a loan should be made and to determine the amount, term and other provisions of any such loan, including the interest rate to be charged, whether the loan is to be with or without recourse against the borrower, the security, if any, therefor, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall have a term (including extensions) exceeding 10 years in duration or be in an amount exceeding 90% of the total purchase price paid by the borrower.


SECTION 10. CASH BONUS AWARDS.
     (a) Administration. The Committee may establish cash bonus awards for executive officers either alone or in addition to other awards granted under the Plan. The Committee shall determine the time or times at which bonus awards shall be granted, and the conditions upon which such awards will be paid.

     (b) Terms and Conditions.

         (i) A cash bonus award shall be paid solely on account of the attainment of one or more preestablished, objective performance goals. Performance goals shall be based on one or more business criteria that apply to the individual, a business unit, or the corporation as a whole. It is intended that any performance goal will be in a form which relates the bonus to an increase in the value of the Company to its shareholders. Economic Value Added ("EVA(R)") improvement is the financial performance measure most closely correlated with increases in shareholder value. In general, EVA is the excess of net operating profit after taxes, less a capital charge which is intended to represent the return expected by the providers of the Company's capital. Performance goals may also include stock price, market share, sales, earnings per share, return on equity, or costs. In addition, performance goals for any individual who is not a "covered employee", as that term is defined in Section 162(m) of the Code, may be based upon such other factors as the Committee may determine.

         (ii) Performance goals shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance goal relates. The preestablished performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to any employee if the goal is attained. It is intended that the bonus formula will be based upon a percentage of an individual's salary or base pay. However, in no event, shall the maximum bonus payable to any individual for any year exceed $1,000,000.

         (iii) Following the close of the performance period, the Committee shall determine whether the performance goal was achieved, in whole or in part, and determine the amount payable to each individual.

EVA(R) is a registered trademark of Stern Stewart & Co.


SECTION 11. DIRECTORS' FEES IN STOCK
     The Board (acting as the Committee under the Plan) may pay all, or such portion as it shall from time to time determine, of the retainer and fees payable to the members of the Board in shares of Stock. The number of shares to be issued to directors, in lieu of the cash compensation to which they would otherwise be entitled, shall be determined by the Board. The Board may permit directors to defer the issuance of Stock hereunder in accordance with such rules as the Board may determine.


SECTION 12. CHANGE IN CONTROL PROVISIONS.
     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined in Section 12(b)):

         (i) Any Stock Appreciation Rights and Stock Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant; provided, however, that, in the case of the holder of Stock Appreciation Rights who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Rights shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred.

         (ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock and Stock Purchase Rights shall lapse, and such Restricted Stock, Deferred Stock and Stock Purchase Rights shall become free of all restrictions and fully vested to the full extent of the original grant.

     (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Stock of the Company (the "outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
               Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (3) of this subsection (b) of this Section 12; or

         (ii) Individuals who, as of December 1,1989, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 1,1989 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (iv) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

     (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60 day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.


SECTION 13. AMENDMENTS AND TERMINATION.
     The Board may amend, alter, or discontinue the Plan but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Stock Purchase Right and Cash Bonus Award theretofore granted without the optionee's or recipient's consent, or without the approval of the Company's stockholders, if shareholder approval of the change would be required to comply with Rule 16b-3 or the Code.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments.


SECTION 14. UNFUNDED STATUS OF PLAN.
     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 15. GENERAL PROVISIONS.
     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or a Stock Purchase Right to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Company, a subsidiary or affiliate from adopting other or additional compensation arrangements for its employees.

     (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or affiliate to terminate the employment of any employee at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

     (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

     (f) The reinvestment of dividends in additional Deferred or Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

     (g) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

     (h) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.

                                                                         -------
                                                                         |PROXY|
                                                                         -------

[BRIGGS & STRATTON LOGO]

                          BRIGGS & STRATTON CORPORATION
        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 20, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned does hereby constitute and appoint FREDERICK P. STRATTON, JR. and ROBERT H. ELDRIDGE, and each of them, with several power of substitution, attorneys and proxies, for and in the name, place and stead of the undersigned, to vote all shares votable by the undersigned at the shareholders' annual meeting of Briggs & Stratton Corporation to be held in Braselton, Georgia on October 20, 1999 at 9:00 a.m. Eastern Daylight Time and at any adjournments thereof, subject to the directions indicated on the reverse side hereof, hereby revoking any proxy previously given.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED BY THE PROXIES NAMED HEREIN FOR PROPOSALS (a) AND (b) AND IN THEIR DISCRETION ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.



                  (Continued and to be Signed on Reverse Side)

                          BRIGGS & STRATTON CORPORATION
                     P.O. Box 702, Milwaukee, WI 53201-0702
             PROXY SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS















                               (SEE REVERSE SIDE)
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

                  BRIGGS & STRATTON CORPORATION ANNUAL MEETING
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS
                               AND PROPOSAL (b).

(a) Election of Directors: Nominees - Jay H. Baker; Michael E. Batten; Peter A. Georgescu
    [ ] VOTE FOR all nominees listed above * [ ] VOTE WITHHELD from all nominees listed above

    *To withhold authority to vote for any nominee, write the nominee's name on the space below.


--------------------------------------------------------------------------------
(b) Proposal to amend and restate the Briggs & Stratton Corporation Stock Incentive Plan.
    [ ] For   [ ] Against   [ ] Abstain

(c) In their discretion on other matters as may properly come before the meeting.
    All as set forth in the Notice and Proxy Statement relating to the meeting, the receipt of which is hereby acknowledged.

[ ] I PLAN TO ATTEND THE MEETING.               Date                      , 1999
                                                    ----------------------





                                                -------------------------------
                                                Signature(s) in Box

                                                Please sign exactly as your name
                                                appears hereon, giving your full
                                                title if signing as attorney or
                                                fiduciary. If shares are held
                                                jointly, each joint owner should
                                                sign. If a corporation, please
                                                sign in full corporate name by
                                                duly authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.